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                                      1996
                           INCENTIVE STOCK OPTION PLAN
                                       OF
                             COSI SANDWICH BAR, INC.


                  1. Purpose. The purpose of this Plan is to promote the interests of COSI SANDWICH BAR, INC. (the "Company") and its stockholders by providing an incentive to certain key employees of the Company to continue in their employment and also to afford them the opportunity to acquire or enlarge their stock ownership in the Company in order that they may have a direct interest in its success. This Plan is intended to constitute a plan under which incentive stock options ("Stock Options") may be granted pursuant to Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

                  2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). No member of the Company's Board shall be eligible to participate in this Plan.

                  The interpretation by the Board of any provisions of this Plan or any Stock Option granted hereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith.

                  3. Eligibility. The individuals who shall be eligible to participate in this Plan shall be such key employees (including officers) of the Company as the Board shall determine from time to time. Directors who are not regular employees of the Company will not be eligible to participate in this Plan. Except as provided in Section 6(i) of this Plan, an employee shall be eligible to participate in this Plan only if such employee, at the time the Stock Option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation. When used herein, the terms "parent" and "subsidiary" corporations shall have the meanings set forth in paragraphs (e) and (f), respectively, of Section 424 of the Code.

                  4. Stock. The stock subject to Stock Options shall be shares of the Company's authorized Common Stock which are unissued or have been reacquired by the Company (the "Common Stock"). The total number of shares of Common Stock on which Stock
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Options may be granted shall not exceed in the aggregate 12,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 6(k) hereof. In the event that any outstanding Stock Option granted under this Plan shall for any reason expire or terminate prior to the end of the period during which Stock Options may be granted under this Plan, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be shares on which Stock Options may be granted under this Plan.

                  5. Term of the Plan. No Stock Option shall be granted under this Plan after October 1, 2001, but Stock Options theretofore granted may be exercisable after such date.

                  6. Terms and Conditions of the Stock Options. All Stock Options granted under this Plan shall be evidenced by agreements in such form as the Board shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (a) Option Price. Each Stock Option shall state an option price (the "Option Price") determined by the Board which shall not be less than 100% of the fair market value per share of Common Stock on the date the Stock Option is granted but in no event shall be less than the par value thereof. The fair market value per share of Common Stock shall be determined in good faith by the Board at least annually or at such shorter intervals as may be necessary in order to comply with Section 422 (b) (4) of the Code. The Board shall have the power (but shall not be obligated) to retain independent appraisers for the purpose of determining the fair market value of the Company's Common Stock.

                  (b) Term of Stock Option. Each Stock Option shall state the date of its expiration which in no event shall be in excess of ten years from the date of grant.

                  (c) Number of Shares. Each Stock Option shall state the total number of shares which may be purchased upon exercise thereof.

                  (d) Exercise of Stock Option. To exercise a Stock Option, the option holder (the "Optionee") shall give written notice to the Company specifying the number of shares to be purchased. The Board may in its discretion provide in each Stock Option that such Stock Option may not be exercised in whole or in part for any period of time. Except as may be so provided

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and subject to the provisions of Section 6(j) hereof, any Stock Option may be exercised in whole at any time or in part from time to time during its term in minimum amounts of 100 shares of Common Stock or, in the event that less than 100 shares of Common Stock remain available to be exercised pursuant to the Stock Option, the balance of shares of Common Stock remaining to be exercised.

                  (e) Payment of Shares. The written notice of exercise specified in Section 6(d) shall be accompanied by payment of the full purchase price therefor. The purchase price shall be paid in full in United States dollars by check made payable to the order of the Company.

                  (f) Governmental Compliance. This Plan, the granting of any Stock Options and the obligation of the Company to issue and deliver shares of Common Stock upon exercise of any Stock Option shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities.

                  (g) Non-Transferability of Stock Options. During the lifetime of the Optionee, the Stock Option granted the Optionee shall be exercisable only by the Optionee. No Stock Option shall be assignable or transferable otherwise than by will or the laws of descent and distribution.

                  (h) Limitation on Amount of Grant. To the extent that the aggregate fair market value (determined as of the time the incentive stock option with respect to such stock is granted) of stock with respect to which incentive stock options (as defined in Section 422(b) of the Code) are exercisable for the first time by an Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company or any of its parent and subsidiary corporations) exceeds $100,000, such incentive stock options shall be treated as Stock Options which are not incentive stock options. This paragraph shall be applied by taking incentive stock options into account in the order in which they were granted.

                  (i) Ten Percent Shareholders. If a Stock Option is granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation at the time of such grant, such Stock Option shall provide that the percentage specified in Section 6(a) of this Plan be at least 110% and the

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term of the Stock Option specified in Section 6(b) of this Plan be reduced to not more than five years from the date of grant.

                  (j) Termination of Employment. Unless otherwise agreed to by the Company, in the event that the Optionee's employment with the Company or any subsidiary of the Company shall terminate for any reason other than good cause, his Stock Option shall terminate thirty days thereafter and the Optionee shall have the right, with respect to any shares available for purchase during such thirty-day period, subject to the provisions of Sections 6(b) and 6(d) hereof, to exercise his Stock Option at any time within such thirty-day period; provided, however, that if the Optionee shall die while in the employ of the Company, his Stock Option shall terminate six months thereafter and his estate, personal representative or beneficiary shall have the right, subject to the provisions of Sections 6(b) and 6(d) hereof, to exercise his Stock Option at any time within said six-month period and, provided further, that if the Optionee's employment by the Company is terminated for good cause, all unexercised Stock Options issued to such Optionee hereunder shall automatically be canceled and the Company may require such Optionee to sell to the Company at a sales price equal to the lesser of the Option Price and the fair market value of such shares as determined by the Board all Shares then owned by the Optionee which were acquired pursuant to this Plan. Such purchase shall take place at a closing to be held at the offices of the Company at 12 noon on a date that is no more than two business days after the termination of Optionee's employment by the Company for "good cause" as defined below. At such closing the Optionee shall deliver to the Company certificates representing the Shares subject to such purchase, duly endorsed or accompanied by a dully executed blank stock power and the Company shall deliver to Optionee cash or a check in an amount equal to the product of the Option Price and the number of Shares subject to such purchase. Whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for the purposes of this Plan shall be determined by the Board, which determination, unless overruled by the Board, shall be final and conclusive. An Optionee's employment shall be deemed to terminate immediately if the Optionee is employed by a corporation which ceases to be a subsidiary of the Company and the Optionee is not thereupon transferred to and employed by the Company or another subsidiary of the Company. "Good cause" as used herein shall mean (i) a material breach by the Optionee of a material obligation of such Optionee to the Company, (ii) any defalcation of the Company's

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funds, (iii) the Optionee's conviction of a felony, (iv) any action taken by the
Optionee which shall, in the reasonable opinion of the Board, cause the Company to be held in public disregard, or (v) the Optionee's filing, voluntarily or involuntarily, in personal bankruptcy.

                  (k) Recapitalization. The total number of shares of Common Stock on which Stock Options may be granted hereunder as provided in Section 4 hereof, the number of shares which may be purchased upon exercise of each outstanding Stock Option, and the Option Price of each outstanding Stock Option shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (for any reason including, without limitation, a subdivision or consolidation of shares or other capital adjustment or a stock dividend). The number of shares which may be purchased upon exercise and the Option Price each outstanding Stock Option shall also be appropriately adjusted upon the issuance of Common Stock by the Company at less than the fair market value per share of Common Stock last determined in good faith by the Board prior to such issuance.

                  (l) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of the issuance of shares to such Optionee upon exercise of his or her Stock Option and only after such shares are fully paid and such Optionee has entered into the then current Shareholders Agreement, if any.

                  (m) Other Provisions. The Stock Option agreements shall contain such other provisions as the Board shall deem advisable.

                  7. Discontinuance or Amendment of the Plan. This Plan may be discontinued or amended by the Board at any time as it shall deem advisable, including any amendments required to comply with the provisions of Section 422 of the Code or the regulations promulgated thereunder; provided that no amendment to this Plan shall be made, which would, without approval of stockholders, (i) increase the total number of shares for which Stock Options may be granted hereunder, (ii) change the class of persons eligible to receive Stock Options as set forth in Section 3 hereof, (iii) reduce the minimum Option Price or (iv) extend the term of this Plan. No amendment or discontinuance of this Plan may, without the

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consent of the Optionee to whom a Stock Option shall theretofore have been granted, adversely affect his rights under such Stock Option.

                  8. Application of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options shall be available for general corporate purposes.

                  9. No Obligation to Exercise Stock Option. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise the same in whole or in part.

                  10. Effective Date of Plan. This Plan shall be effective October 1, 1996.

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                                 AMENDMENT No. 1
                                     to the
                                      1996
                           INCENTIVE STOCK OPTION PLAN
                                       OF
                             COSI SANDWICH BAR, INC.




                  This Amendment No. 1 is effective as of this 25th day of August, 1997.

                  WHEREAS, the Company's 1996 Incentive Stock Option Plan (the "Plan") provides for the grant of options for certain key employees of the Company to purchase up to 12,000 shares of Common Stock;

                  WHEREAS, the Company wishes to increase by 25,000 shares the number of shares of Common Stock with respect to which Stock Options may be granted so that the total maximum number of shares issuable under the Plan shall be 37,000 shares of Common Stock;

                  WHEREAS, defined terms used herein but not defined herein are used as defined in the Plan;

                  NOW, THEREFORE, the second sentence of Section 4 of the Plan is hereby amended to read as follows:

                  The total number of shares of Common Stock on which Stock Options may be granted shall not exceed in the aggregate 37,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 6(k) hereof.

                  Except as herein specifically provided, the Plan shall remain unchanged.